As filed with the Securities and Exchange Commission on July 15, 2005

Registration No. 333-124201

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

COMTECH GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	3670	52-0466460
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Suite 1001, Tower C, Skyworth Building

High-Tech Industrial Park

Nanshan, Shenzhen 518057

People’s Republic of China

011-86-755-2674-3210

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jeffrey Kang

Chief Executive Officer

Suite 1001, Tower C, Skyworth Building

High-Tech Industrial Park

Nanshan, Shenzhen 518057

People’s Republic of China

011-86-755-2674-3210

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:

Greg Miao, Esq. Robert G. Wray, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 30/F Lippo Centre 89 Queensway Central, Hong Kong SAR PRC Tel: 011-852-2820-0700 Fax: 011-852-2820-0727	Jeffrey Saper, Esq. Don Williams, Esq. Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304-1050 USA Tel: 1-650-493-9300 Fax: 1-650-493-6811

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  333-124201

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box.    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-124201) of Comtech Group, Inc. (the “Registration Statement”) is filed pursuant to Rule 462(d) of the Securities Act solely for the purpose of refiling Exhibit 1.1 to the Registration Statement. The contents of the Registration Statement are hereby incorporated by reference.

PART II

Item 13.    Expenses related to this offering

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by us in connection with the offering described in the Registration Statement (all amounts are estimated except the U.S. Securities and Exchange Commission registration fee and National Association of Securities Dealers filing fee).

U.S. Securities and Exchange Commission registration fee	$5,885
National Association of Securities Dealers filing fee	5,500
Blue Sky fees and expenses	5,000
Legal fees and expenses	600,000
Accounting fees and expenses	150,000
Printing costs	100,000
Transfer agent fees and miscellaneous	133,615

Total	$1,000,000

Item 14.    Indemnification of Directors and Officers

Our amended and restated bylaws provide that we will indemnify our directors and officers to the maximum extent required or permitted by Maryland law. Our bylaws permit us to indemnify any person made or threatened to be made a party to an action, suit or proceeding, whether, civil, criminal, administrative or investigative, by reason of the fact that such person, at our request, is or was a director or officer of another corporation, against the liabilities, costs and expenses of every kind actually and reasonably incurred by him as a result of such action, suit or proceeding, or any threat thereof or any appeal thereon, to the full extent required or permitted under applicable common or statutory law, state or federal. This indemnity is exclusive of other rights to which such person may be entitled.

The proposed form of the Underwriting Agreement provides for indemnification under certain circumstances by the underwriters of the company and our directors and certain officers for certain liabilities arising under the Securities Act.

Reference is made to the Underwriting Agreement and the bylaws filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein.

Item 15.    Recent Sales of Unregistered Securities

The following sets forth information regarding our sales of the unregistered securities during the last three years:

On July 22, 2004, we issued 20,251,075 shares of common stock to Ren Investment International Limited, Comtech Global Investment Ltd. and Purple Mountain Holding, Ltd., shareholders of Comtech Cayman, under a share exchange agreement with Comtech Cayman and its shareholders.

On October 29 and November 5, 2004, we consummated a private placement of an aggregate of 3,150,000 shares of our common stock to a group of 20 institutional and individual accredited investors at a purchase price of $3.50 per share for aggregate consideration of $11,025,000.

All of the above-described issuances were exempt from registration pursuant to Section 4(2) of the Securities Act, Regulation D or Rule 144A promulgated thereunder, as transactions not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either us or any person acting on our behalf; the securities sold are subject to transfer restrictions; and the certificates for the shares contained an appropriate legend stating such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 16.    Exhibits and Financial Statement Schedules

Description
1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Articles of Incorporation (filed previously).

3.2	Bylaws. (Incorporated by reference to Exhibit 3.2 of the Quarterly Report on Form 10-Q for the quarter period ended June 30, 1999, filed with the Securities and Exchange Commission on August 20, 1999.)

4.1	Specimen Stock Certificate. (Incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 23, 2004, and subsequently amended on February 2, 2005.)

4.2	Stockholders Agreement, dated July 23, 2004. (Incorporated by reference to Exhibit 4.1 of the Form 8-K filed with the Securities and Exchange Commission on July 22, 2004.)

5.1	Opinion of Loeb & Loeb LLP as to the legality of the securities being offered (filed previously).

10.1	Comtech Group, Inc. 2004 Incentive Stock Option Plan. (Incorporated by reference to Exhibit 10.1 of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 23, 2004, and subsequently amended on February 2, 2005.)

10.2	Employment Agreement with Hope Ni, dated as of August 1, 2004. (Incorporated by reference to the Exhibit 10.2 of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 23, 2004, and subsequently amended on February 2, 2005.)

10.3	Revolving Credit Agreement with Bank of Communications Hong Kong branch, dated September 14, 2004. (Incorporated by reference to Exhibit 10.3 of the Form 10-K filed with the Securities and Exchange Commission on March 31, 2005.)

10.4	Share Exchange Agreement between Trident Rowan Group Inc., Comtech Group, Inc., and certain other parties, dated May 25, 2004. (Incorporated by reference to Exhibit 10.1 of the Form 8-K filed with the Securities and Exchange Commission on May 28, 2004.)

10.5	Equity Joint Venture Agreement between Comtech Group, Inc. and Broadwell Group Ltd. dated January 17, 2005. (Incorporated by reference to Exhibit 10.12 of the Form 8-K filed with the Securities and Exchange Commission on January 21, 2005.)

10.6	Trident 1995 Director’s Plan. (Incorporated by reference to Exhibit 10.1 of Form 10-K filed with the Securities and Exchange Commission on May 24, 1996.)

10.7	Agreements dated April 14, 2005, between (a) Comtech (China) Holding Ltd. and Jeffrey Kang and (b) Comtech (China) Holding Ltd. and Nan Ji, concerning shares of Shenzhen Comtech International Ltd (filed previously).

10.8	Agreement of United Information Technology Co. Ltd. between Comtech Group, United Information Technology Co. Ltd. and various other parties (filed previously).

10.9	Lease agreement between the Registrant and Viewtran Technology Limited (filed previously).

10.10	Memorandum of Understanding on Equity Joint Venture Agreement between Comtech Group, Inc. and Broadwell Group Ltd., dated February 23, 2005 (filed previously).

14.1	Code of Business Conduct and Ethics. (Incorporated by reference to Exhibit 14.1 of the Form 10-K filed with the Securities and Exchange Commission on March 31, 2005.)

Description

21.1	List of Subsidiaries of the Registrant (filed previously).

23.1	Consent of Deloitte Touche Tohmatsu (filed previously).

23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1) (filed previously).

23.3	Consent of Grandall Legal Group (included in Exhibit 99.1).

24.1	Power of Attorney (filed previously).

99.1	Opinion of Grandall Legal Group, the People’s Republic of China, Counsel to the Registrant (filed previously).

*	Refiled

Item 17.    Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We hereby undertake that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenzhen, People’s Republic of China, on July 15, 2005.

Comtech Group, Inc.

By:	/s/ Jeffrey Kang
Name:	Jeffrey Kang
Title:	Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on July 15, 2005, in the capacities indicated.

Title	Date

/s/ Jeffrey Kang Jeffrey Kang Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	July 15, 2005

/s/ Hope Ni Hope Ni Chief Financial Officer (Principal Financial and Accounting Officer)	July 15, 2005

* Li Zhou Director	July 15, 2005

* Amy Kong Director	July 15, 2005

* Q.Y. Ma Director	July 15, 2005

* Frank Zheng Director	July 15, 2005

Mark S. Hauser Director

Title	Date

* Mark B. Segall Director	July 15, 2005

By	* /s/ Hope Ni Hope Ni, Attorney-in-Fact

EXHIBIT INDEX

Description
1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Articles of Incorporation (filed previously).

3.2	Bylaws. (Incorporated by reference to Exhibit 3.2 of the Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed with the Securities and Exchange Commission on August 20, 1999.)

4.1	Specimen Stock Certificate. (Incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 23, 2004, and subsequently amended on February 2, 2005.)

4.2	Stockholders Agreement, dated July 23, 2004. (Incorporated by reference to Exhibit 4.1 of the Form 8-K filed with the Securities and Exchange Commission on July 22, 2004.)

5.1	Opinion of Loeb & Loeb LLP as to the legality of the securities being offered (filed previously).

10.1	Comtech Group, Inc. 2004 Incentive Stock Option Plan. (Incorporated by reference to Exhibit 10.1 of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 23, 2004, and subsequently amended on February 2, 2005.)

10.2	Employment Agreement with Hope Ni, dated as of August 1, 2004. (Incorporated by reference to Exhibit 10.2 of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 23, 2004, and subsequently amended on February 2, 2005.)

10.3	Revolving Credit Agreement with Bank of Communications Hong Kong branch, dated September 14, 2004. (Incorporated by reference to Exhibit 10.3 of the Form 10-K filed with the Securities and Exchange Commission on March 31, 2005.)

10.4	Share Exchange Agreement between Trident Rowan Group Inc., Comtech Group, Inc., and certain other parties, dated May 25, 2004. (Incorporated by reference to Exhibit 10.1 of the Form 8-K filed with the Securities and Exchange Commission on May 28, 2004.)

10.5	Equity Joint Venture Agreement between Comtech Group, Inc. and Broadwell Group Ltd. dated January 17, 2005. (Incorporated by reference to Exhibit 10.12 of the Form 8-K filed with the Securities and Exchange Commission on January 21, 2005.)

10.6	Trident 1995 Director’s Plan. (Incorporated by reference to Exhibit 10.1 of Form 10-K filed with the Securities and Exchange Commission on May 24, 1996.)

10.7	Agreements dated April 14, 2005, between (a) Comtech (China) Holding Ltd. and Jeffrey Kang and (b) Comtech (China) Holding Ltd. and Nan Ji, concerning shares of Shenzhen Comtech International Ltd (filed previously).

10.8	Agreement of United Information Technology Co. Ltd. between Comtech Group, United Information Technology Co. Ltd. and various other parties (filed previously).

10.9	Lease agreement between the Registrant and Viewtran Technology Limited (filed previously).

10.10	Memorandum of Understanding on Equity Joint Venture Agreement between Comtech Group, Inc. and Broadwell Group Ltd., dated February 23, 2005 (filed previously).

14.1	Code of Business Conduct and Ethics. (Incorporated by reference to Exhibit 14.1 of the Form 10-K filed with the Securities and Exchange Commission on March 31, 2005.)

Description
21.1	List of Subsidiaries of the Registrant (filed previously).

23.1	Consent of Deloitte Touche Tohmatsu (filed previously).

23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1) (filed previously).

23.3	Consent of Grandall Legal Group (included in Exhibit 99.1).

24.1	Power of Attorney (filed previously).

99.1	Opinion of Grandall Legal Group, the People’s Republic of China, Counsel to the Registrant (filed previously).

*	refiled